     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 2002

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              CALPINE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          DELAWARE                                                     77-0212977
                (STATE OR OTHER JURISDICTION                                        (I.R.S. EMPLOYER
             OF INCORPORATION OR ORGANIZATION)                                   IDENTIFICATION NUMBER)

                          50 WEST SAN FERNANDO STREET
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 995-5115
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                PETER CARTWRIGHT
      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, CALPINE CORPORATION
                          50 WEST SAN FERNANDO STREET
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 995-5115
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:

                      BRUCE C. BENNETT                                               JOSEPH A. COCO
                    COVINGTON & BURLING                                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                1330 AVENUE OF THE AMERICAS                                        FOUR TIMES SQUARE
                  NEW YORK, NEW YORK 10019                                      NEW YORK, NEW YORK 10036
                       (212) 841-1000                                                (212) 735-3000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement as determined by market conditions.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                       AMOUNT TO BE     OFFERING PRICE         AGGREGATE            AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED    REGISTERED(1)       PER UNIT(1)      OFFERING PRICE(1)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
4% Convertible Senior Notes Due December 26, 2006
  of Calpine Corporation...........................   $1,200,000,000         100%            $1,200,000,000         $110,400
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share, of Calpine
  Corporation(2)...................................        (3)                --                   --                  (4)
---------------------------------------------------------------------------------------------------------------------------------
         Total.....................................         --                --           $1,200,000,000(5)       $110,400(6)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act and exclusive of accrued interest and dividends, if any.
(2) Includes preferred stock purchase rights (the "Rights") associated with shares of common stock. Until the occurrence of prescribed events, none of which have occurred, the Rights are not exercisable, are evidenced by the certificates representing the common stock and will be transferred along with and only with the common stock. No separate consideration is payable for the Rights.
(3) Such indeterminate number of shares of common stock that may be issued from time to time upon conversion of the 4% Convertible Senior Notes registered hereby. Also includes, pursuant to Rule 416, such number of shares as may be issued as a result of stock splits, stock dividends and similar transactions.
(4) Pursuant to Rule 457(i) under the Securities Act, no registration fee is required to be paid in connection with the common stock registered hereby.
(5) Includes $655,103,529 of unsold securities of Calpine Corporation previously registered on Registration Statement No. 333-56712, initially filed on March 8, 2001.
(6) $163,775 was previously paid as a registration fee in respect of the $655,103,529 of unsold securities of Calpine Corporation being carried forward from Registration Statement No. 333-56712 pursuant to Rule 429 under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, such previously paid registration fee is being offset against the total registration fee due hereunder. Accordingly, no registration fee is due in connection with the filing of this registration statement. However, as required by the SEC, we are paying one dollar in connection with this filing.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    PURSUANT TO RULE 429(a) UNDER THE SECURITIES ACT, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT RELATES TO SECURITIES REGISTERED UNDER THIS REGISTRATION STATEMENT AND THE SECURITIES REGISTERED AND REMAINING UNSOLD UNDER REGISTRATION STATEMENT NO. 333-56712 AND CONSTITUTES A POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT NO. 333-56712 AND SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT. IF SECURITIES PREVIOUSLY REGISTERED UNDER REGISTRATION STATEMENT NO. 333-56712 ARE OFFERED AND SOLD PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THE AMOUNT OF SUCH PREVIOUSLY REGISTERED SECURITIES SO SOLD WILL NOT BE INCLUDED IN THE PROSPECTUS HEREUNDER.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL 5, 2002

PROSPECTUS

[CALPINE CORP. LOGO]
                                 $1,200,000,000

                              CALPINE CORPORATION

               4% CONVERTIBLE SENIOR NOTES DUE DECEMBER 26, 2006
    AND SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SENIOR NOTES

                           -------------------------

     This prospectus covers resales by selling security holders of our 4% convertible senior notes due December 26, 2006 and shares of our common stock into which the notes are convertible.

     Our 4% convertible senior notes have the following provisions:

Interest Payments:     June 26 and December 26 of each year

Conversion Rate:       55.3403 shares per $1,000 principal amount,
                       equal to a conversion price of $18.07 per
                       share

Repurchase Options:    - by noteholders upon a change of control
                       - by noteholders on December 26, 2004

     The notes are senior, unsecured obligations that rank equally with our existing and future unsecured and unsubordinated indebtedness. See "Description of Notes -- Ranking."

     Prior to this offering, the notes have been eligible for trading on the PORTAL Market of the Nasdaq Stock Market. Notes sold by means of this prospectus are not expected to remain eligible for trading on the PORTAL Market. We do not intend to list the notes for trading on any national securities exchange or on the Nasdaq Stock Market.

     Our common stock trades on The New York Stock Exchange under the symbol "CPN." The last reported sales price on April 4, 2002 was $11.93 per share.

     SEE "RISK FACTORS" ON PAGE 6 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES OR OUR COMMON STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2002.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
About This Prospectus.................    1
Summary...............................    2
Risk Factors..........................    6
Consolidated Ratio of Earnings to
  Fixed Charges.......................    6
Where You Can Find More Information
  About Us and This Offering..........    7
Forward-Looking Statements............    8
Use of Proceeds.......................    8

                                        PAGE
                                        ----
Selling Holders.......................    9
Plan of Distribution..................    9
Description of Notes..................   11
Description of Capital Stock..........   28
Material United States Federal Income
  Tax Consequences....................   31
Legal Matters.........................   38
Independent Auditors..................   38

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration or continuous offering process. Under this shelf registration process, selling holders may from time to time sell the securities described in this prospectus in one or more offerings.

     This prospectus provides you with a general description of the securities that the selling holders may offer. A selling holder may be required to provide you with a prospectus supplement containing specific information about the selling holder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us and this Offering."

     Unless we have indicated otherwise, references hereafter in this prospectus to "Calpine," "we," "us," and "our" or similar terms are to Calpine Corporation and its consolidated subsidiaries, excluding Calpine Capital Trust III, Calpine Capital Trust II and Calpine Capital Trust. Unless we have indicated otherwise, references hereafter in this prospectus to "$" or "dollar" are to the lawful currency of the United States.

     On April 19, 2001, we acquired Encal Energy Ltd. in a merger transaction that was accounted for as a pooling-of-interests under United States generally accepted accounting principles, or U.S. GAAP. All financial information contained in this prospectus has been restated for all periods presented as if Encal and Calpine had always been combined.

                                    SUMMARY

     This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus, including the risk factors, the financial statements and the documents incorporated by reference. All information in this prospectus reflects the 2 for 1 stock split that became effective on October 7, 1999, the 2 for 1 stock split that became effective on June 8, 2000 and the 2 for 1 stock split that became effective on November 14, 2000.

                                  OUR BUSINESS

     We are a leading independent power company engaged in the development, acquisition, ownership and operation of power generation facilities and the sale of electricity predominantly in the United States, but also in Canada and the United Kingdom. We are also the world's largest producer of renewable geothermal energy, and we own 1.3 trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. We have experienced significant growth in all aspects of our business over the last five years. Currently, we own interests in 64 power plants having a net capacity of 12,090 megawatts. We also have 24 gas-fired projects under construction having a net capacity of 14,142 megawatts and have 34 projects in advanced development with a net capacity of 15,100 megawatts. Construction of these advanced development projects will proceed if and when market fundamentals are sound, our return on investment criteria are expected to be met, and financing is available on attractive terms.

     The completion of the projects currently under construction would give us interests in 86 power plants located in 21 states, three Canadian provinces and the United Kingdom, having a net capacity of 26,232 megawatts. Of this total generating capacity, 97% will be attributable to gas-fired facilities and 3% will be attributable to geothermal facilities. As a result of our expansion program, our net income, fully diluted earnings per share and assets have grown significantly from 1997 to 2001, as shown in the table below, although we do not anticipate our growth to continue at these rates in view of our revised construction and advanced development activities.

                                                                                 COMPOUND ANNUAL
                                                    1997            2001           GROWTH RATE
                                                ------------    -------------    ---------------
                                                (DOLLARS IN MILLIONS, EXCEPT
                                                     PER SHARE AMOUNTS)
Net income....................................    $   33.3        $   648.1            110%
Fully diluted earnings per share (1)..........        0.18             1.85             79%
Fully diluted earnings per share from
  recurring operations (2)....................        0.18             1.92             81%
Total assets..................................     1,643.2         21,309.3             90%

---------------
     (1) Before extraordinary items and cumulative effect of a change in accounting principle.

     (2) Before deduction of merger expense in connection with the Encal Energy Ltd. pooling-of-interests transaction, and before extraordinary items and cumulative effect of a change in accounting principle.

                                   OUR MARKET

     The electric power industry represents one of the largest industries in the United States and impacts nearly every aspect of our economy, with an estimated end-user market of over $240 billion of electricity sales in 2001. The power generation industry historically has been largely characterized by electric utility monopolies producing electricity from old, inefficient, high-cost generating facilities selling to a captive customer base. Industry trends and regulatory initiatives have transformed the existing market into a more competitive market where end-users in certain power markets may purchase electricity from a variety of suppliers, including independent power producers, power marketers, regulated public utilities and others.

     There is a significant need for additional power generating capacity throughout the United States, both to satisfy increasing demand, as well as to replace old and inefficient generating facilities. We estimate that as much as 20%, or approximately 160,000 megawatts, of U.S. summer generating capacity is vulnerable to environmental or economic replacement by new state-of-the-art facilities. Due to environmental and economic considerations, we believe this new capacity will be provided predominantly by gas-fired facilities. We believe that these market trends will create substantial opportunities for efficient, low-cost power producers that can produce and sell energy to customers at competitive rates.

                              RECENT DEVELOPMENTS

     In addition to the recent developments described below, please see the recent developments described in our Annual Report on Form 10-K for the year ended December 31, 2001 which is incorporated by reference in this prospectus.

     Recent Rating Agency Actions. In December 2001, Moody's Investors Service downgraded our long-term debt from Baa3, its lowest investment grade rating, to Ba1, its highest non-investment grade rating, and Fitch, Inc. downgraded our long-term debt credit rating from BBB-, its lowest investment grade rating, to BB+, its highest non-investment grade rating. In March 2002, each of Moody's and Fitch further downgraded our long-term debt credit rating, including our senior unsecured debt credit rating, to B1 (Moody's) and BB (Fitch), and Standard & Poor's downgraded our corporate credit rating from BB+ to BB and our senior unsecured debt credit rating from BB+ to B+. Moody's continues to report our ratings outlook as negative. We cannot assure you that Moody's, Fitch and/or Standard & Poor's will not further downgrade our credit ratings in the future. If any of our credit ratings are further downgraded, we could be required to, among other things, pay additional interest under our credit agreements, or provide additional guarantees, collateral, letters of credit or cash for credit support obligations and it could increase our cost of capital, make our efforts to raise capital more difficult and have an adverse impact on us and our subsidiaries.

                        OUR PRINCIPAL EXECUTIVE OFFICES

     We are a corporation organized and existing under the laws of the State of Delaware. Our principal executive offices are located at 50 West San Fernando Street, San Jose, California 95113. Our telephone number is (408) 995-5115.

                                   THE NOTES

INTEREST......................   We will pay interest on the principal amount of
                                 the notes on June 26 and December 26 of each year, commencing on June 26, 2002.

CONVERSION....................   You may convert the notes into shares of our
                                 common stock at any time before the close of business on December 24, 2006 unless we have repurchased the notes. The conversion rate is
                                 55.3403 shares of common stock per $1,000 principal amount of notes. This is equivalent to a conversion price of $18.07 per share. We will adjust the conversion rate each time we take various corporate actions specified in the indenture governing the notes. See "Description of Notes -- Conversion Rights."

RANKING.......................   The notes are senior, unsecured obligations
                                 that rank equally with all of our existing and future unsecured and unsubordinated indebtedness. Holders of the notes will have a junior position to the claims of creditors of our subsidiaries on the assets of our subsidiaries and will be effectively subordinated to our secured indebtedness to the extent of the value of the assets pledged in support of our secured indebtedness. See "Description of Notes --
                                 Ranking."

GLOBAL NOTES; BOOK-ENTRY
SYSTEM........................   We issued the notes in registered form without
                                 interest coupons and in minimum denominations of $1,000. We have deposited global notes with, or on behalf of, The Depository Trust Company, which we refer to as DTC. DTC and its participants maintain records that show beneficial ownership in the notes, and those interests can be transferred only through those records. See "Description of
                                 Notes -- Book-Entry System and -- Form,
                                 Exchange Registration and Transfer."

REPURCHASE OF NOTES AT YOUR
OPTION ON DECEMBER 26, 2004...   You have the right to require us to repurchase
                                 all or a portion of your notes on December 26, 2004 at 100% of their principal amount plus any accrued and unpaid interest to the repurchase date. We may choose to pay the repurchase price in cash or shares of our common stock, or a combination of cash and shares of our common stock. If we pay the repurchase price with shares of our common stock, the common stock will be valued at 100% of the average closing sales prices of our common stock for the five trading day period ending on the third business day prior to the repurchase date. See
                                 "Description of Notes -- Repurchase Right."

REPURCHASE OF NOTES AT YOUR
OPTION UPON A CHANGE IN
CONTROL.......................   If we undergo a change in control, you will
                                 have the right to require us to repurchase all or a portion of your notes at 100% of their principal amount plus any accrued and unpaid interest to the repurchase date. We may pay the purchase price either in cash or, if we satisfy the conditions set forth in the indenture, in shares of common stock. If we pay the repurchase price in common stock, the common stock will be valued at 95% of the average closing sales prices of our common stock for the five trading day period ending on the third business day prior to the repurchase date. See
                                 "Description of Notes -- Change in Control."

EVENTS OF DEFAULT.............   The following are events of default under the
                                 indenture for the notes:

                                      - we fail to pay any interest on any note
                                        when due and that non-payment continues
                                        for 30 days;

                                      - we fail to pay principal and accrued
                                        interest on any note when due;

                                      - we materially fail to perform any other
                                        covenant or agreement in the notes or
                                        the indenture for a period of 30 days
                                        after written notice to us;

                                      - we default on any of our other
                                        instruments of indebtedness with an
                                        outstanding principal amount of
                                        $50,000,000 or more, individually or in
                                        the aggregate, and our default
                                       causes the holders of the indebtedness to declare the indebtedness due and payable prior to its stated maturity, unless the holders of the indebtedness rescind their declaration within 30 days;

                                      - we fail to pay when due in excess of
                                        $50,000,000 of principal under any of
                                        our other instruments of indebtedness
                                        and that non-payment continues
                                        unremedied and unwaived for 30 days; and

                                      - events of bankruptcy, insolvency or
                                        reorganization specified in the
                                        indenture.

                                 See "Description of Notes -- Events of
                                 Default."

GOVERNING LAW.................   The laws of the State of New York govern the
                                 indenture and the notes.

                                  RISK FACTORS

     Investing in the notes involves risk. Before making an investment decision, you should carefully consider the following risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties that we do not yet know of or that we currently think are immaterial may also impair our business. You could lose all or part of your investment if any of the risks and uncertainties described actually occur.

RISKS RELATING TO CALPINE

     Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2001 for a description of the risks relating to Calpine.

RISKS RELATING TO THE NOTES

     BECAUSE THE NOTES ARE NOT LISTED ON AN EXCHANGE OR OTHER TRADING MARKET, IT IS UNLIKELY THAT A MARKET WILL DEVELOP FOR THEM AND YOU SHOULD BE PREPARED TO HOLD THEM TO MATURITY.

     There is no public market for the notes, which may significantly limit:

     - the liquidity of any market that may develop;

     - your ability to sell your notes; and

     - the price at which you will be able to sell your notes.

     If a market for the notes were to develop, the notes could trade at prices that may be higher or lower than the principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance. We do not intend to list the notes for trading on any national securities exchange or on the Nasdaq National Market, so you should be prepared to hold the notes to maturity unless you convert them.

     Deutsche Bank Securities advised us at the time of the initial offering and sale of the notes that it planned to make a market in the notes. Deutsche Bank is not obligated, however, to make a market for the notes, and may discontinue any market-making activity at any time at its sole discretion. In addition, market-making activity will be subject to the limits imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934. Accordingly, no assurance can be given as to the development or liquidity of any market for the notes.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges for each of the last five years.

       YEAR ENDED DECEMBER 31,
-------------------------------------
1997    1998    1999    2000    2001
-----   -----   -----   -----   -----
1.68x   1.52x   1.83x   2.26x   1.64x

     For purposes of computing our consolidated ratio of earnings to fixed charges, earnings consist of pre-tax income before adjustment for minority interests in our consolidated subsidiaries or income or loss from equity investees, plus fixed charges, amortization of capitalized interest, and distributed income of equity investees, reduced by interest capitalized and the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized (including amortized premiums, discounts and capitalized expenses related to indebtedness), an estimate of the interest within rental expense and the distributions on our company-obligated mandatorily redeemable convertible preferred securities of subsidiary trusts.

         WHERE YOU CAN FIND MORE INFORMATION ABOUT US AND THIS OFFERING

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act, to register the notes and common stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement and the exhibits and the schedules to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits and the schedules to the registration statement.

     Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may obtain any document we file with the SEC at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Our SEC filings are also accessible through the Internet at the SEC's website at http://www.sec.gov.

     The SEC permits us to "incorporate by reference" into this prospectus the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until the offering is completed:

     - our Annual Report on Form 10-K (File No. 001-12079) for the year ended December 31, 2001;

     - our Current Reports on Form 8-K filed with the SEC on January 16, 2002, January 17, 2002, February 8, 2002, March 13, 2002, March 13, 2002, March
       26, 2002;

     - the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-12079), filed with the SEC on August 20, 1996; and

     - the description of rights relating to our common stock contained in our Registration Statement on Form 8-A (File No. 001-12079), filed with the SEC on June 17, 1997, and the amendments to that Registration Statement filed on June 18, 1997, June 24, 1997 and September 28, 2001.

     You may request a copy of these filings, at no cost to you, by writing or telephoning us at: Calpine Corporation, 50 West San Fernando Street, San Jose, California 95113, attention: Lisa M. Bodensteiner, Assistant Secretary, telephone: (408) 995-5115. If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies you request. However, we will not send exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents.

     YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OR SOLICITING A PURCHASE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus and incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our or our management's intents, beliefs or current expectations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. Any forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

     Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following:

     - unseasonable weather patterns that reduce demand for power and natural gas;

     - systemic economic slowdowns, which can adversely affect consumption of power by businesses and consumers;

     - the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto;

     - the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity;

     - commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain financing and the necessary permits to operate or the failure of third-party contractors to perform their contractual obligations;

     - cost estimates are preliminary and actual costs may be higher than estimated;

     - a competitor's development of a lower-cost gas-fired power plant;

     - risks associated with marketing and selling power from power plants in the newly-competitive energy market;

     - the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and cost to develop recoverable reserves and operational factors relating to the extraction of natural gas; and

     - other risks identified from time to time in our reports and registration statements filed with the SEC, including the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference in this prospectus.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements.

                                USE OF PROCEEDS

     The selling holders will receive all of the net proceeds of the resale of the notes and our common stock issuable upon conversion of the notes. We will not receive any of the proceeds from the resale of any of these securities.

                                SELLING HOLDERS

     We originally issued the notes to Deutsche Bank in a transaction exempt from the registration requirements of the Securities Act. Deutsche Bank immediately resold the notes in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by them to be qualified institutional buyers as defined in Rule 144A under the Securities Act.

     The selling holders, including their transferees, pledgees, donees or other successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes and the common stock issuable upon conversion of the notes. Any selling holder may also elect not to sell any notes or common stock issuable upon conversion of the notes held by it. Only those notes and shares of common stock issuable upon conversion of the notes listed below may be offered for resale by the selling holders pursuant to this prospectus.

     The following table sets forth recent information with respect to the selling holders of the notes and the respective number of notes beneficially owned by each selling holder that may be offered for each selling holder's account pursuant to this prospectus. We prepared this table based on information supplied to us by or on behalf of the selling holders. The selling holders may offer and sell all, some or none of the notes and the common stock issuable upon conversion of the notes listed below by using this prospectus. Because the selling holders may offer all or only some portion of the notes or the common stock listed in the table, no estimate can be given as to the amount of those securities that will be held by the selling holders upon termination of any sales. In addition, the selling holders identified in the table below may have sold, transferred or disposed of all or a portion of their notes or shares of common stock issuable upon conversion of the notes since the date on which they provided the information regarding their ownership of those securities included in this prospectus.

                                                                                               SHARES OF
                                                                                                 COMMON
                             AGGREGATE PRINCIPAL        SHARES OF                          STOCK BENEFICIALLY
                               AMOUNT OF NOTES            COMMON            SHARES OF            OWNED
                                BENEFICIALLY              STOCK              COMMON         AFTER COMPLETION
SELLING HOLDERS               OWNED AND OFFERED     BENEFICIALLY OWNED    STOCK OFFERED     OF THE OFFERING
---------------              -------------------    ------------------    -------------    ------------------
[TO COME]..................       [TO COME]             [TO COME]           [TO COME]          [TO COME]

     [To our knowledge, other than their ownership of the securities described in the above table, none of the selling holders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, except that Deutsche Bank acted as the initial purchaser of the notes and acts as an adviser to us from time to time with respect to other matters.]

                              PLAN OF DISTRIBUTION

     The notes and the common stock issuable upon conversion of the notes may be offered and sold from time to time to purchasers directly by the selling holders. Alternatively, the selling holders may from time to time offer those securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling holders or the purchasers of the securities for whom they act as agents. The selling holders and any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of securities and any discounts, commissions, concessions or other compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the securities may be effected in transactions, which may involve crosses or block transactions:

     - on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

     - in the over-the-counter market;

     - in transactions otherwise than on exchanges or in the over-the-counter market;

     - through the writing and exercise of options; or

     - through the settlement of short sales.

     At the time a particular offering of the securities is made, if required, a prospectus supplement will be distributed, which will set forth the names of the selling holders, the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling holders and any discounts, commissions or concessions allowed or reallowed to paid broker-dealers.

     To comply with the securities laws of some jurisdictions, if applicable, the securities will be offered or sold in some jurisdictions only through registered or licensed brokers or dealers. In addition, in some jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in those jurisdictions or any exemption from registration or qualification is available and is complied with.

     The selling holders and any other person participating in the distribution of securities will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations under the Securities Exchange Act, including, without limitation, Regulation M of the Securities Exchange Act, which may limit the timing of purchases and sales of any of the offered securities by the selling holders and any other person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the offered securities to engage in market-making activities with respect to the particular offered securities being distributed. Compliance with the Securities Exchange Act, as described in this paragraph, may affect the marketability of the offered securities and the ability of any person or entity to engage with respect to the offered securities.

     Pursuant to a registration rights agreement, we have borne all fees and expenses incurred in connection with the registration of the notes and the common stock issuable upon conversion of the notes, except that selling holders will pay all broker's commissions and underwriting discounts and commissions, if any, in connection with any sales effected pursuant to this prospectus. We will indemnify the selling holders against some civil liabilities, including some liabilities under the Securities Act or the Securities Exchange Act or otherwise, or alternatively the selling holders will be entitled to contribution in connection with those liabilities.

                              DESCRIPTION OF NOTES

     We issued the notes under a document called the "indenture". The indenture is a contract between us and Wilmington Trust Company, who is serving as trustee. The law of the State of New York governs both the indenture and the notes. In this section, references to "Calpine," "we," "our" or "us" refer solely to Calpine Corporation and not its subsidiaries.

THE NOTES

     The notes are our senior, unsecured obligations and rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The notes are limited to an aggregate initial principal amount of $1,200,000,000, plus accrued and unpaid interest. The notes will mature on December 26, 2006 unless earlier repurchased by us at a holder's option on December 26, 2004 or upon a change of control of Calpine.

     We issued the notes at a price to investors of $1,000 per note. Interest on the notes will accrue at the rate of 4% per annum on the principal amount of each note. We will make interest payments on the notes semiannually on June 26 and December 26 of each year, commencing on June 26, 2002. Interest on the notes will accrue from the date of original issuance, or if interest has already been paid, from the date it was most recently paid. We will make each interest payment to holders of record of the notes on the immediately preceding June 11 and December 11, whether or not this day is a business day. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

CONVERSION RIGHTS

     You may surrender your notes for conversion into shares of our common stock at any time prior to 5:00 p.m., New York City time, on the date that is two business days prior to maturity of the notes, unless previously repurchased. You may convert each note into one share of our common stock at the initial conversion price of $18.07 per share of common stock which is equivalent to an initial conversion ratio of approximately 55.3403 shares of common stock per note. The conversion price and the equivalent conversion ratio in effect at any given time are referred to in this prospectus as the applicable conversion price and the applicable conversion ratio, respectively, and will be subject to adjustment as described below. You may convert fewer than all of your notes so long as the notes converted are a multiple of $1,000 principal amount.

     Upon conversion of any notes on a date that is not an interest payment date, you will not be entitled to receive any cash payment representing accrued and unpaid interest for the period from the immediately preceding interest payment date to the conversion date with respect to the converted notes. However, if notes are converted after a regular record date and prior to the opening of business on the next interest payment date, including the date of maturity, holders of the notes at the close of business on the regular record date will receive the interest payable on the notes on the corresponding interest payment date notwithstanding the conversion. Upon conversion we will deliver to you a fixed number of shares of common stock and any cash payment to account for fractional shares. The cash payment for fractional shares will be based on the closing price of our common stock on the New York Stock Exchange trading day immediately prior to the conversion date. Delivery of shares of our common stock will be deemed to satisfy our obligation to pay the principal amount of the notes, including accrued interest, except if conversion occurs after the regular record date. Accrued interest will be deemed paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion price to account for the accrued interest.

     If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent who will, on your behalf, convert the notes into shares of our common stock. You may obtain copies of the required form of the conversion notice from the conversion agent.

     The conversion price will be subject to adjustment, without duplication, upon the following events:

     - the payment of dividends and other distributions payable exclusively in shares of our common stock on our common stock;

     - the issuance to all holders of our common stock of rights or warrants that allow the holders to purchase shares of our common stock at less than the current market price; provided that no adjustment will be made if holders of the notes may participate in the transaction on a basis and with notice that our board of directors determines to be fair and appropriate or in some other cases;

     - subdivisions or combinations of our common stock;

     - the payment of dividends and other distributions to all holders of our common stock, consisting of evidences of our indebtedness, securities or capital stock, cash or assets, except for those rights or warrants referred to in the second bullet point above and dividends and other distributions paid exclusively in cash; provided that no adjustment will be made if all holders of the notes may participate in the transactions;

     - the payment to holders of our common stock in respect of a tender or exchange offer, other than an odd-lot offer, by us or any of our subsidiaries for our common stock to the extent that the offer involves aggregate consideration that, together with (1) any cash and the fair market value of any other consideration payable in respect of any tender offer by us or any of our subsidiaries for shares of our common stock consummated within the preceding 12 months not triggering a conversion price adjustment and (2) all-cash distributions to all or substantially all stockholders made within the preceding 12 months not triggering a conversion price adjustment, exceeds an amount equal to 12.5% of the market capitalization of our common stock on the expiration date of the tender offer; and

     - the distribution to all or substantially all holders of our common stock of all-cash distributions in an aggregate amount that, together with (1) any cash and the fair market value of any other consideration payable in respect of any tender offer by us or any of our subsidiaries for shares of our common stock consummated within the preceding 12 months not triggering a conversion price adjustment and (2) all other all-cash distributions to all or substantially all holders of our common stock made within the preceding 12 months not triggering a conversion price adjustment, exceeds an amount equal to 12.5% of the market capitalization of our common stock on the business day immediately preceding the day on which we declare the distribution.

     The applicable conversion price will not be adjusted:

     - upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Calpine and the investment of additional optional amounts in shares of our common stock under any plan;

     - upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of Calpine;

     - upon the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued; or

     - upon the issuance of any rights, any distribution of separate certificates representing the rights, any exercise or redemption of any rights or any termination or invalidation of the rights, pursuant to our stockholders rights plan.

     We may decrease the conversion price for at least 20 days, so long as the decrease is irrevocable during that 20-day period. No adjustment in the applicable conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the applicable conversion price. If the adjustment is not made because the adjustment does not change the applicable conversion price by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. Except as specifically described above, the applicable conversion price will not be subject to adjustment in the case of the issuance of any of our common stock, or securities convertible into or exchangeable for our common stock.

REPURCHASE RIGHT

     You have the right to require us to repurchase all or a portion of your notes on December 26, 2004. We will be required to repurchase any outstanding notes for which you deliver a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the last business day prior to the repurchase date. If the repurchase notice is given and withdrawn during the period, we will not be obligated to repurchase the related notes. Our repurchase obligation will be subject to some additional conditions set forth in the indenture.

     The repurchase price payable will be equal to the issue price plus any accrued and unpaid interest to the repurchase date.

     We may choose, in our sole discretion, to pay the repurchase price in cash or shares of our common stock, or a combination of cash and shares of our common stock. For a discussion of the tax treatment of a holder receiving cash, shares of our common stock or any combination of cash and shares of common stock, see "Material United States Federal Income Tax Consequences."

     If we choose to pay the repurchase price, in whole or in part, in shares of our common stock or a combination of cash and shares of our common stock, we will be required to give notice on a date not less than 20 business days prior to the repurchase date to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law stating among other things:

     - whether we will pay the repurchase price of the notes in cash, in shares of our common stock, or any combination of cash and shares of common stock, and specifying the percentages of each;

     - if we elect to pay with shares of our common stock, the method of calculating the price of the common stock; and

     - the procedures that holders must follow to require us to repurchase their notes.

If we do not provide you with this notice, we will pay the repurchase price in cash.

     Simultaneously with a notice of purchase, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information and publish the information on our web site or through other public media as we may use at that time.

     If we pay with shares of our common stock, the shares will be valued at 100% of the market price for our common stock.

     The "market price" means the average of the sale prices of our common stock for the five trading day period ending on the third business day, if the third business day prior to the repurchase date is a trading day, or if not, then on the last trading day prior to the third business day, prior to the repurchase date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the five trading day period and ending on the repurchase date, of events that would result in an adjustment of the conversion rate with respect to our common stock.

     The "sale price" of our common stock on any date means the closing sale price per share, or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices, on that date as reported in composite transactions for the principal U.S. securities exchange on which our shares of common stock are traded or, if our shares are not listed on a U.S. national or regional securities exchange, as reported by The Nasdaq System.

     Your notice electing to require us to repurchase your notes must state:

     - if certificated notes have been issued, the certificate numbers of the notes, or if not certificated, your notice must comply with appropriate DTC procedures;

     - the portion of the principal amount of notes to be repurchased, in multiples of $1,000;

     - that the notes are to be repurchased by us pursuant to the applicable provisions of the notes; and

     - in the event we elect, pursuant to the notice that we are required to give, to pay the repurchase price in shares of common stock, in whole or in part, but the repurchase price is ultimately to be paid to the holder entirely in cash because any of the conditions to payment of the repurchase price or portion of the repurchase price in shares of common stock is not satisfied prior to the close of business on the last day prior to the repurchase date, as described below, whether the holder elects:

             (1) to withdraw the repurchase notice as to some or all of the notes to which it relates, or

             (2) to receive cash in respect of the entire repurchase price for all notes or portions of notes subject to the repurchase notice.

     If the holder fails to indicate the holder's choice with respect to the election described in the final bullet point above, the holder will be deemed to have elected to receive cash in respect of the entire repurchase price for all notes subject to the repurchase notice in these circumstances. For a discussion of the tax treatment of a holder receiving cash instead of shares of our common stock, see "Material United States Federal Income Tax Consequences."

     You may withdraw any repurchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the last day prior to the repurchase date. The notice of withdrawal must state:

     - the principal amount of the withdrawn notes;

     - if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

     - the principal amount, if any, which remains subject to the repurchase notice.

     If we elect to pay the repurchase price, in whole or in part, in shares of our common stock, the number of shares to be delivered by us will be equal to the portion of the repurchase price to be paid in shares of our common stock divided by the market price of one share of our common stock as determined by us in our repurchase notice. We will pay cash based on the market price for all fractional shares.

     Because the market price of our common stock is determined prior to the repurchase date, holders of notes bear the market risk with respect to the value of the common stock to be received from the date the market price is determined to the repurchase date. We may pay the repurchase price or any portion of the repurchase price in shares of common stock only if the information necessary to calculate the market price is published in a daily newspaper of national circulation, by dissemination on the World Wide Web or by other public means.

     Upon determination of the actual number of shares of common stock to be paid upon repurchase of the notes, we will disseminate a press release not later than three business days prior to the repurchase date through Dow Jones & Company, Inc. or Bloomberg Business News containing this information and publish the information on our Website on the World Wide Web or through other public media as we may use at that time.

     A holder must either effect book-entry transfer or deliver the notes, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase notice to receive payment of the repurchase price. You will receive payment on the later of the repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the repurchase price of the notes on the business day following the repurchase date, then:

     - the notes will cease to be outstanding;

     - interest will cease to accrue; and

     - all other rights of the holder of the notes will terminate.

     This will be the case whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent.

     We will comply with the provisions of Rule 13e-4 under the Securities Exchange Act and any other tender offer rules under the Securities Exchange Act which may be applicable at the time of a repurchase of notes. We will file Schedule TO or any other schedule required in connection with any offer by us to repurchase the notes at your option.

RANKING

     The notes are unsecured and are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness, including, without limitation, indebtedness under (1) the Credit Agreement, dated as of March 8, 2002, among us, as borrower, certain commercial lending institutions, as lenders, The Bank of Nova Scotia and Bayerische Landesbank Girozentrale, as lead arrangers and bookrunners on the revolving facility, Salomon Smith Barney Inc. and Deutsche Banc Alex. Brown Inc., as lead arrangers and bookrunners on the Term B facility, The Bank of Nova Scotia and Citicorp USA Inc., as joint administrative agents, The Bank of Nova Scotia, as funding agent, Bank of America, National Association, and Credit Suisse First Boston, Cayman Islands Branch, as lead arrangers and syndication agents for the revolving facility, and TD Securities (USA) Inc., as lead arranger for the revolving facility, and (2) the Amended and Restated Credit Agreement, dated as of May 23, 2000, as amended, among us, as borrower, the Bank of Nova Scotia, as lead arranger and administrative agent, Bayerische Landesbank Girozentrale, as co-arranger and syndication agent, and the various commercial lending institutions named therein as lenders, in each case as such credit agreement may be amended, refinanced, replaced, renewed or extended from time to time. Indebtedness under the March 8, 2002 credit agreement and the May 23, 2000 credit agreement is secured by, among other things, our pledge of all of the stock of our wholly-owned subsidiaries Calpine CCFC Holdings, Inc., Calpine Natural Gas GP, Inc. and Calpine Natural Gas Holdings, Inc., which subsidiaries own, directly or indirectly, all of our U.S. and Canadian natural gas resources. Holders of existing or future secured indebtedness, including indebtedness under the March 8, 2002 credit agreement and the May 23, 2000 credit agreement, will have claims with respect to assets constituting collateral that are prior to the claims of the holders of the notes.

     The notes rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including, without limitation, our obligations under (1) our other outstanding senior debt securities, including our 7 5/8% Senior Notes Due 2006, our 7 3/4% Senior Notes Due 2009, our 7 7/8% Senior Notes Due 2008, our 8 3/4% Senior Notes Due 2007, our 10 1/2% Senior Notes Due 2006, our 8 1/4% Senior Notes Due 2005, our 8 5/8% Senior Notes Due 2010, our 8 1/2% Senior Notes Due 2011, and our Zero-Coupon Convertible Debentures Due 2021 and (2) indebtedness of our subsidiaries guaranteed by us, including the 8 1/2% Senior notes Due 2008 and the 8 3/4% Senior Notes Due 2007 issued by Calpine Canada Energy Finance ULC and the 8 7/8% Senior Notes Due 2011 and 8 3/8% Senior Notes Due 2008 issued by Calpine Canada Energy Finance II ULC. As of December 31, 2001, we had approximately $7.9 billion of indebtedness outstanding, none of which was secured, that would rank equally with the notes. In addition, we currently can borrow up to $1.4 billion under the revolving credit facilities under the March 8, 2002 credit agreement and the May 23, 2000 credit agreement, and, assuming that we meet certain borrowing conditions, we will be able to borrow up to an additional $0.6 billion in term loans under the March 8, 2002 credit agreement, all of which will be secured. As of April 1, 2002, we had $250 million outstanding under the revolving credit facilities under these credit agreements.

     We currently conduct substantially all our operations through our subsidiaries, and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the notes. In addition, holders of the notes will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings. As of December 31, 2001, our subsidiaries had $3.4 billion of project finance debt, to which the notes are structurally subordinated.

CHANGE IN CONTROL

     If a change in control occurs, a holder of notes will have the right, at its option, to require us to repurchase all of its notes, or any portion of the principal amount of the notes, that is equal to $1,000 or an integral multiple of $1,000. The price we will be required to pay is equal to the issue price plus any accrued and unpaid interest to the date of repurchase.

     At our option, instead of paying the repurchase price in cash, we may pay the repurchase price in registered shares of our common stock valued at 95% of the market price. We may only pay the repurchase price in shares of our common stock if we satisfy conditions provided in the indenture.

     Within 30 days after the occurrence of a change in control, we are obligated to give to the holders of notes notice of the change in control and of the repurchase right arising as a result of the change in control. We must also deliver a copy of this notice to the trustee. To exercise the repurchase right, a holder of notes must deliver on or before the 30th day after the date of our notice irrevocable written notice to the trustee of the holder's exercise of its repurchase right, together with the notes with respect to which the right is being exercised. We are required to repurchase the notes on the date that is 45 days after the date of our notice.

     Simultaneously with a notice of a change in control, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information and publish the information on our Web site or through other public media as we may use at that time.

     A change in control will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

     - any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock that is entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans; or

     - we merge or consolidate with or into any other person, any merger of another person into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person, other than any transaction:

             (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock, or

             (2) pursuant to which the holders of our common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or

             (3) which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange or outstanding shares of our common stock solely into shares of common stock of the surviving entity.

     However, a change in control will not be deemed to have occurred if either:

     - the closing price per share of our common stock on the New York Stock Exchange for any five New York Stock Exchange trading days within the period of 10 consecutive New York Stock Exchange trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital stock, or the period of 10 consecutive New York Stock Exchange trading days ending immediately before the change in control, in the case of change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price of the notes in effect on each of those New York Stock Exchange trading days; or

     - all of the consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, in a merger or consolidation otherwise constituting a change in control under the two bullet points of the preceding sentence consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market, or will be so traded or quoted immediately following the merger or consolidation, and as a result of the merger or consolidation the notes become convertible into that common stock.

     For purposes of these provisions:

     - the conversion price is equal to $1,000 divided by the conversion rate;

     - whether a person is a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Securities Exchange Act; and

     - "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act.

     Rule 13e-4 under the Securities Exchange Act requires the dissemination of prescribed information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to the holders of notes. We will comply with this rule to the extent it applies at that time.

     The definition of change in control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

     The foregoing provisions would not necessarily provide the holders of notes with protection if we are involved in a highly leveraged or other transaction that may adversely affect the holders.

     If a change in control were to occur, we may not have enough funds to pay the repurchase price. We have previously incurred, and may in the future incur, other indebtedness with similar change in control provisions permitting its holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specified dates. If we fail to repurchase the notes when required following a change in control, we will be in default under the indenture.

MERGER AND SALES OF ASSETS BY CALPINE

     We may not consolidate with or merge with or into any other person or sell, assign, convey, transfer, or lease or otherwise dispose of all or substantially all of our properties and assets as an entirety to any person unless:

     - we shall be the surviving corporation;

     - the person formed by the consolidation or into which we are merged or the person to which our properties and assets are so sold, assigned, conveyed, transferred, leased or otherwise disposed of, shall be a corporation organized and existing under the laws of the United States, any State within the United States or the District of Columbia and shall expressly assume, in a form reasonably satisfactory to the trustee, all of our obligations under the indenture and the notes; and

     - immediately after giving effect to the transaction, no event of default with respect to the notes will have occurred and be continuing.

EVENTS OF DEFAULT

     The following are events of default with respect to the notes:

     - default for 30 days in payment of any interest installment due and payable on the notes;

     - default in payment of principal of the notes and accrued interest at maturity, upon repurchase or following a change in control, when the same becomes due and payable;

     - material default in our performance of any other covenants or agreements in the notes or the indenture which default continues for 30 days after the date on which written notice of the material default is given to us by the trustee or to us and trustee by the holders of at least 25% in principal amount of the then outstanding notes;

     - default by us under any instrument or instruments under which there is or may be secured or evidenced any of our indebtedness other than the notes having an outstanding principal amount of $50,000,000, or its equivalent in any other currency or currencies, or more, individually or in the aggregate, that has caused the holders of the indebtedness to declare the indebtedness to be due and payable prior to its stated maturity, unless the declaration has been rescinded within 30 days;

     - default in the payment of the principal of any bond, debenture, note or other evidence of our indebtedness, in each case for money borrowed, or in the payment of principal under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of ours for money borrowed, which default for payment of principal is individually or in an aggregate principal amount exceeding $50,000,000, or its equivalent in any other currency or currencies, when the indebtedness becomes due and payable, whether at maturity, upon redemption or acceleration or otherwise, if the default shall continue unremedied or unwaived for more than 30 days after the expiration of any grace period or extension of the time for payment applicable thereto; and

     - some events of bankruptcy, insolvency and reorganization of Calpine.

     The indenture requires that we file annually with the trustee a certificate describing any default by us in the performance of any conditions or covenants that has occurred under the indenture and its status. We must give the trustee, within 30 days after the occurrence of a default, written notice of any event which with the giving of notice or lapse of time or both would become an event of default described in the third, fourth or fifth bullet points above.

     The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency and reorganization, occurs and is continuing with respect to the notes, either the trustee or the registered holders of at least 25% in aggregate principal amount of the notes, may declare the issue price plus accrued and unpaid interest on the notes to be due and payable immediately. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the issue price plus accrued and unpaid interest on the notes will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to the notes have been cured or waived, other than the nonpayment of the issue price or accrued and unpaid interest on the notes which has become due solely by reason of the declaration of acceleration, then the declaration of acceleration shall be automatically annulled and rescinded.

     A holder of notes may pursue any remedy under the indenture only if:

     - the holder gives the trustee written notice of a continuing event of default for the notes;

     - the registered holders of at least 25% in principal amount of the outstanding notes make a written request to the trustee to pursue the remedy;

     - the registered holder offers to the trustee security and indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

     - the trustee fails to act for a period of 60 days after receipt of notice, request and offer of security or indemnity; and

     - during that 60-day period, the holders of a majority in principal amount of the notes do not give the trustee a direction inconsistent with the request.

     This provision does not, however, affect the right of a holder of notes to sue for enforcement of payment of the principal of or interest, including liquidated damages on the holder's note on or after the respective due dates expressed or provided for in its note or the holder's right to convert its note in accordance with the indenture.

     The trustee is entitled under the indenture, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified before proceeding to exercise any right or power under the indenture at the direction of the registered holders of the notes or which requires the trustee to expend or risk its own funds or otherwise incur any financial liability. The indenture also provides that the registered holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The trustee, however, may refuse to follow any direction that the trustee determines is unduly prejudicial to the rights of other registered holders of the notes, or would involve the trustee in personal liability; provided that the trustee may take any other action deemed proper by it that is not inconsistent with the direction.

     The indenture provides that while the trustee generally must mail notice of a default or event of default to the registered holders of the debt securities of any series issued under the indenture within 90 days of the trustee's actual knowledge of the occurrence, the trustee may withhold notice of any default or event of default, except in payment on the debt securities, if the trustee in good faith determines that the withholding of notice is in the interest of the registered holders of that series of debt securities.

LIMITATION ON SALE/LEASEBACK TRANSACTIONS

     Under the terms of the indenture, we shall not, and shall not permit any of our restricted subsidiaries to, enter into any sale/leaseback transaction unless:

     - we or the restricted subsidiary would be entitled to create a lien on the property or asset subject to the sale/leaseback transaction securing indebtedness in an amount equal to the attributable debt with respect to that transaction without equally and ratably securing the debt securities pursuant to the covenant entitled "Limitation on Liens"; or

     - the net proceeds of the sale are at least equal to the fair value, as determined by the board of directors of Calpine, of the property or asset subject to the sale/leaseback transaction and Calpine, or the restricted subsidiary applies or causes to be applied, within 180 days of the effective date of the sale/leaseback transaction, an amount in cash equal to the net proceeds of the sale to the retirement of indebtedness of Calpine, or of the restricted subsidiary.

     In addition to the transactions permitted pursuant to the two bullet points in the preceding sentence, we or any of our restricted subsidiaries may enter into a sale/leaseback transaction as long as the sum of:

     - the attributable debt with respect to that sale/leaseback transaction and all other sale/leaseback transactions entered into pursuant to this provision; plus

     - the amount of outstanding indebtedness secured by liens incurred pursuant to the final provision to the covenant described under "-- Limitation on Liens" below;

does not exceed 15% of consolidated net tangible assets as determined based on Calpine's consolidated balance sheet as of the end of the most recent fiscal quarter for which financial statements are available. In addition, any restricted subsidiary may enter into a sale/leaseback transaction with respect to property or assets owned by that restricted subsidiary so long as the proceeds of that sale/leaseback transaction are used to acquire, develop, construct, or repay within 365 days of the commencement of full commercial operation of any property or assets indebtedness incurred to acquire, develop or construct property or assets of any restricted subsidiary.

     As used in the indenture, the following terms are defined as follows:

     "attributable debt" means, as at the time of determination, the present value, discounted at the rate of interest set forth or implicit in terms of the lease or, if not practicable to determine that rate, the weighted average rate of interest borne by the debt securities outstanding hereunder calculated, in the event of the issuance of any original issue discount debt securities, based on the imputed interest rate with respect thereto, compounded annually of the total obligations of the lessee for rental payments during the remaining term of the lease included in a sale/leaseback transaction, including any period for which a lease has been extended;

     "capitalized lease obligations" of a person means the rental obligations under any lease of any property whether real, personal or mixed of which the discounted present value of the rental obligations of that person as lessee, in conformity with generally accepted accounting principles, is required to be capitalized on the balance sheet of that person; the stated maturity of any lease shall be the date of the last payment of rent or any other amount due under that lease prior to the first date upon which that lease may be terminated by the lessee without payment of a penalty;

     "consolidated current liabilities," as of the date of determination, means our aggregate amount of consolidated liabilities, and those of restricted subsidiaries, which may properly be classified as current liabilities, including taxes accrued as estimated, after eliminating (1) all inter-company items between Calpine and its subsidiaries and (2) all current maturities of long-term indebtedness, all as determined in accordance with generally accepted accounting principles;

     "consolidated net tangible assets" means, as of any date of determination, the total amount of consolidated assets, less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items, under generally accepted accounting principles which would appear on our consolidated balance sheet and that of our subsidiaries, determined in accordance with generally accepted accounting principles, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of:

          (1) consolidated current liabilities;

          (2) minority interests in our restricted subsidiaries held by a third person or another restricted subsidiary;

          (3) excess of cost over fair value of assets of businesses acquired, as determined in good faith by Calpine's board of directors;

          (4) any revaluation or other write-up in value of assets subsequent to December 31, 1993 as a result of a change in the method of valuation in accordance with generally accepted accounting principles;

          (5) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (6) treasury stock; and

          (7) any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock to the extent that obligation is not reflected in consolidated current liabilities;

     "indebtedness" of any person means, without duplication:

          (1) the principal of and premium, if any premium is then due and owing, in respect of indebtedness of that person for money borrowed;

          (2) all capitalized lease obligations of that person;

          (3) all obligations of that person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, other than obligations with respect to letters of credit securing obligations, other than obligations described in clauses (1) and
     (2) above, entered into in the ordinary course of business of that person to the extent the letters of credit are not drawn upon or, if and to the extent drawn upon, that drawing is reimbursed no later than the tenth business day following receipt by that person of a demand for reimbursement following payment on the letter of credit;

          (4) all obligations of the type referred to in clauses (1) through (3) above of other persons and all dividends of other persons for the payment of which, in either case, that person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise; and

          (5) all obligations of the type referred to in clauses (1) through (4) above of other persons secured by any lien on any property or asset of that person whether or not the obligation is assumed by that person, the amount of the obligation on any date of determination being deemed to be the lesser of the value of the property or assets or the amount of the obligation so secured.

     The amount of indebtedness of any person at any date shall be, with respect to unconditional obligations, the outstanding balance at that date of all obligations described above and, with respect to any contingent obligations at that date, the maximum liability determined by that person's board of directors, in good faith, as in light of the facts and circumstances existing at the time, reasonably likely to be incurred upon the occurrence of the contingency giving rise to the obligation;

     "lien" means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind, including any conditional sale or other title retention agreement and any lease in the nature thereof;

     "preferred stock," as applied to the capital stock of any corporation, means capital stock of any class or classes, however designated, which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the corporation, over shares of capital stock of any other class of the corporation;

     "restricted subsidiary" means any subsidiary of a person that is not designated an unrestricted subsidiary by that person's board of directors;

     "sale/leaseback transaction" means an arrangement relating to property now owned or later acquired whereby a person or a person's subsidiary transfers that property to another person and then leases it back from that person, other than leases for a term of not more than 36 months or leases between a person and a wholly-owned subsidiary of the person or between the person's wholly-owned subsidiaries;

     "senior indebtedness" means all indebtedness incurred, assumed or guaranteed by a person, whether or not represented by bonds, debentures, notes or other securities, for money borrowed, and any deferrals, renewals or extensions or refunding of any indebtedness, unless in the instrument creating or evidencing the indebtedness or pursuant to which the indebtedness is outstanding it is specifically stated, at or prior to the time the person becomes liable in respect thereof, that any indebtedness or deferral, renewal, extension or refunding of indebtedness is not senior indebtedness;

     "subordinated security" means any security issued under an indenture which is designated as a subordinated debt security; and

     "unrestricted subsidiary" means (1) any subsidiary that at the time of determination shall be designated an unrestricted subsidiary by a person's board of directors in the manner provided below and (2) any subsidiary of an unrestricted subsidiary. A person's board of directors may designate any subsidiary, including any newly acquired or newly formed subsidiary, to be an unrestricted subsidiary unless the subsidiary owns any capital stock of, or owns or holds any lien on any property of, that person or any other subsidiary of that person that is not a subsidiary of the subsidiary to be so designated, so long as the subsidiary to be designated an unrestricted subsidiary and all other subsidiaries previously so designated at the time of any determination hereunder shall, in the aggregate, have total assets not greater than 5% of consolidated net tangible assets as determined based on the consolidated balance sheet of the person as of the end of the most recent financial quarter for which financial statements are available. A person's board of directors may designate any unrestricted subsidiary to be a restricted subsidiary; provided, however, that immediately after giving effect to that designation no default or event of default under the indenture shall have occurred and be continuing. Any designation by a person's board of directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to the designation and a certificate signed by two of that person's officers certifying that the designation complied with these provisions. However, the failure to file the resolution and/or certificate with the trustee shall not impair or affect the validity of the designation.

LIMITATION ON LIENS

     Under the terms of the indenture, we shall not, and shall not permit any of our restricted subsidiaries to, incur any lien upon any properties, including capital stock, without effectively providing that the outstanding debt securities shall be secured equally and ratably with, or prior to, that indebtedness, so long as that indebtedness shall be so secured. The above restriction on liens will not, however, apply to:

          (1) (a) liens securing indebtedness incurred to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets, which liens may include liens on the capital stock of a restricted subsidiary; or

          (b) liens incurred by any restricted subsidiary that does not own, directly or indirectly, at the time of the original incurrence of the lien under this clause (b) any operating properties or assets securing indebtedness incurred to finance the exploration, drilling, development, construction or purchase of or by or repairs, improvements or additions to, property or assets of any restricted subsidiary that does not, directly or indirectly, own any operating properties or assets at the time of the original incurrence of the lien, which liens may include liens on the capital stock of one or more restricted subsidiaries that do not, directly or indirectly, own any operating properties or assets at the time of the original incurrence of the lien, provided, however, that the indebtedness secured by the lien may not be issued more than 365 days after the later of the exploration, drilling, development, completion of construction, purchase, repair, improvement, addition or commencement of full commercial operation of the property or assets being so financed;

          (2) liens existing on the date of issuance of a series of debt securities, other than liens relating to indebtedness or other obligations being repaid or liens that are otherwise extinguished with the proceeds of any offering of debt securities pursuant to the indenture;

          (3) liens on property, assets or shares of stock of a person at the time that person becomes a subsidiary of ours; provided, however, that the lien may not extend to any other property or assets owned by us or any of its restricted subsidiaries;

          (4) liens on property or assets existing at the time that we or one of our subsidiaries acquires the property or asset, including any acquisition by means of a merger or consolidation with or into we or one of our subsidiaries; provided, however, that the liens are not incurred in connection with, or in contemplation of, that merger or consolidation and provided, further, that the lien may not extend to any other property or asset owned by us or any of our restricted subsidiaries;

          (5) liens securing indebtedness or other obligations of one of our subsidiaries that is owing to us or any of our restricted subsidiaries, or liens securing our indebtedness or other obligations that are owing to one of our subsidiaries;

          (6) liens incurred on assets that are the subject of a capitalized lease obligation to which we or any of our subsidiaries is a party, which shall include liens on the stock or other ownership interest in one or more of our restricted subsidiaries, leasing assets;

          (7) liens to secure any refinancing, refunding, extension, renewal or replacement, or successive refinancings, refundings, extensions, renewals or replacements, as a whole, or in part, of any indebtedness secured by any lien referred to in clauses (1), (2), (3), (4) or (6) above; provided, however, that (a) the new lien shall be limited to all or part of the same property or assets that secured the original lien, plus repairs, improvements or additions to that property or assets and liens on the stock or other ownership interest in one or more restricted subsidiaries beneficially owning that property or assets, and (b) the amount of indebtedness secured by the lien is not increased, other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of the indebtedness; and

          (8) liens by which the debt securities are secured equally and ratably with other indebtedness pursuant to this covenant.

     However, we and any of our restricted subsidiaries may incur other liens to secure indebtedness as long as the sum of:

     - the lesser of (1) the amount of outstanding indebtedness secured by liens incurred pursuant to this provision and (2) the fair market value of the property securing that item of indebtedness; plus

     - the attributable debt with respect to all sale/leaseback transactions entered into pursuant to clause (1) under the heading "Limitation on Liens" and described in the indenture under the covenant "Limitation on Sale/Leaseback Transactions";

does not exceed 15% of consolidated net tangible assets as determined based on our consolidated balance sheet as of the end of the most recent fiscal quarter for which financial statements are available.

MODIFICATION AND WAIVER

     We may amend or supplement the indenture if the holders of a majority in principal amount of the notes consent to it. Without the consent of the holder of each note affected, however, no modification may:

     - reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

     - reduce the rate of interest or change the time for payment of interest on the notes;

     - reduce the issue price of the notes or change its stated maturity;

     - make any change in any repurchase right to the detriment of the holder;

     - make payments on the notes payable in currency or consideration other than as originally stated in the notes;

     - impair the holder's right to receive payment of principal and interest on the notes or to institute suit for the enforcement of any payment on the notes;

     - make any change in the percentage of principal amount of notes necessary to waive compliance with some provisions of the indenture or to make any change in this provision for modification; or

     - waive a continuing default or event of default regarding any payment on the notes.

     We may amend or supplement the indenture or waive any provision of it without the consent of any holders of notes in some circumstances, including:

     - to cure any ambiguity, omission, defect or inconsistency;

     - to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

     - to provide for uncertificated notes in addition to or in place of certificated notes or to provide for bearer notes;

     - to provide any security for or guarantees of the notes;

     - to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

     - to add covenants that would benefit the holders of notes or to surrender any rights we have under the indenture; or

     - to make any change that does not adversely affect the rights of any holder of the notes, including, without limitation, changing any payment record dates as necessary to conform to the then current market practice.

     The holders of a majority in principal amount of the outstanding notes may waive any existing or past default or event of default. Those holders may not, however, waive any default or event of default in any payment of principal or interest on any note or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

REGISTRATION RIGHTS

     We entered into a registration rights agreement with Deutsche Bank. In the registration rights agreement, we agreed, for the benefit of the holders of the notes and the shares of our common stock issuable upon conversion of the notes (together, the "Registrable Securities") that we would, at our expense:

     - file with the SEC, within 100 days after the date the notes were originally issued, a shelf registration statement covering resales of the Registrable Securities;

     - use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 180 days after the date the notes were originally issued, subject to our right to postpone having the shelf registration statement declared effective for an additional 90 days in limited circumstances; and

     - use our best efforts to keep effective the shelf registration statement until two years after the date the notes are issued or, if earlier, until there are no outstanding Registrable Securities (the "Effectiveness Period").

     The registration statement of which this prospectus is a part was filed by us in satisfaction of our obligation to do so pursuant to the registration rights agreement.

     However, we may suspend the use of the prospectus that is part of the shelf registration statement in connection with the sales of Registrable Securities for a period not to exceed 30 days in any 90-day period or 90 days in any 12-month period for reasons relating to the acquisition or divestiture of assets, pending corporate developments, and similar events. We have provided to each holder of Registrable Securities copies of the prospectus that is a part of the shelf registration statement, have notified each holder when the shelf registration statement became effective and have taken other actions required to permit public resales of the Registrable Securities.

     Additional interest ("Liquidated Damages") will accrue on the notes, or on the shares of our common stock into which any notes have been converted, if any of the following events (each a "Registration Default") occur:

     - on or prior to 180 days following the date the notes were originally issued, a shelf registration statement filed with the SEC is not declared effective; or

     - following the effectiveness of the shelf registration statement, the shelf registration statement:

             (1) ceases to be effective before the earlier of two years from the effectiveness date, the sale of all securities registered under the shelf registration statement or the expiration of the applicable period under Rule 144(k) of the Securities Act; or

             (2) the shelf registration statement ceases to be reusable, including if the use of the prospectus is suspended for a period longer than the time permitted, in connection with the resale of the Registrable Securities due to specified circumstances, both subject to exceptions provided in the Registration rights agreement.

     In that case, Liquidated Damages will accrue on the Registrable Securities from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured. Liquidated Damages will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date of a Registration Default. Liquidated Damages will accrue on the principal amount of the notes at a rate of 0.50% per annum of the principal amount of the notes from and including the date on which any Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. If a holder has converted some or all of its notes into shares of our common stock, the holder will be entitled to receive equivalent amounts based on the principal amount of the notes converted.

     Pursuant to our obligations in the registration rights agreement, we have caused the shares of our common stock issuable upon conversion of the notes to be listed on the New York Stock Exchange.

     This summary of provisions of the registration rights agreement may not contain all the information important to you. You may request from us a copy of the registration rights agreement.

CALCULATIONS IN RESPECT OF NOTES

     We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the market prices of the notes and shares of our common stock and accrued interest payable on the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

TRUSTEE

     Wilmington Trust Company will initially act as trustee, paying agent and conversion agent for the notes. Wilmington Trust Company currently acts as trustee under:

     - an indenture with Calpine and Calpine's subsidiary, Calpine Capital Trust III, dated as of August 9, 2000,

     - the indenture with respect to other series of securities issued under it, as supplemented by a supplemental indenture dated as of September 28, 2000, and

     - indentures with Calpine's subsidiaries, Calpine Canada Energy Finance ULC and Calpine Canada Energy Finance II ULC, pursuant to which Calpine has guaranteed senior notes issued by these subsidiaries.

     A number of our series of debt securities are presently outstanding under some of the above indentures. We may have in the future other relationships with Wilmington Trust Company.

     If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man under the circumstances in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

     If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     We issued the notes in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the notes. We may, however, require the payment of any tax or other governmental charge payable for that registration.

     Notes are exchangeable for other notes, for the same total principal amount and for the same terms but in different authorized denominations in accordance with the indenture. Holders may present notes for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

     We have appointed the trustee as security registrar for the notes. We may at any time rescind that designation or approve a change in the location through which any registrar acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional registrars for the notes.

PAYMENT AND PAYING AGENTS

     Payments on the notes will be made in U.S. dollars at the office of the trustee. At our option, however, we may make payments by check mailed to the holder's registered address or, with respect to global notes, by wire transfer. We will make interest payments to the person in whose name the notes are registered at the close of business on the regular record date for the interest payment.

     The trustee will be designated as our paying agent for payments on notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

     Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

NOTICES

     Except as otherwise described in this prospectus, notice to registered holders of the notes will be given by mail to the holders at the addresses as they appear in the security register. Notices will be deemed to have been given on the date of mailing.

REPLACEMENT OF NOTES

     We will replace any notes that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated notes or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of lost, stolen or destroyed notes, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the notes before a replacement note will be issued.

PAYMENT OF STAMP AND OTHER TAXES

     We will pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the notes. We will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority thereof or therein.

BOOK-ENTRY SYSTEM

     The notes are represented by several global securities. Each global security is deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Except under circumstances described below, the notes will not be issued in definitive form.

     Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the underwriter with the respective principal amounts of the notes represented by the global security. Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee, known as participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee with respect to interests of persons other than participants. The laws of some states require that some purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

     So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have notes represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders thereof under the indenture. Principal and interest payments, if any, on notes registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the relevant global security. Neither Calpine, the trustee, any paying agent nor the registrar for the notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial interests in, a global security or for maintaining, supervising or reviewing any records relating to beneficial interests.

     We expect that DTC or its nominee, upon receipt of any payment of principal or interest, if any, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through these participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

     If DTC is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in definitive form in exchange for each entire global security. In addition, we may at any time and in our sole discretion determine not to have notes represented by global securities, in which case we will issue notes in definitive form in exchange for each entire global security relating to the notes. If we make this determination, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of notes represented by the global security equal in principal amount to the owner's beneficial interest and to have the notes registered in its name. Notes so issued in definitive form will be issued as registered notes in denominations of $1,000 and multiples thereof, unless otherwise specified by us.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 1,000,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value. The following summary is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and by-laws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus constitutes a part.

COMMON STOCK

     The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any of our outstanding preferred stock, the holders of our common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. See
"-- Dividend Policy." In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of our preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. Pursuant to a rights agreement entered into in June of 1997, our shares of common stock outstanding prior to the occurrence of events specified in the rights agreement have preferred share purchase rights, which are set forth in more detail in the rights agreement incorporated by reference as an exhibit to the registration statement of which this prospectus constitutes a part. See "-- Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws, Rights Plan and Delaware Law."

DIVIDEND POLICY

     We have not declared any cash dividends on our common stock during the past two fiscal years. We do not anticipate paying any cash dividends on our common stock in the foreseeable future because we intend to retain our earnings to finance the expansion of our business and for general corporate purposes. In addition, our ability to pay cash dividends is restricted under some of our indentures and our other debt agreements. Future cash dividends, if any, will be at the discretion of our board of directors and will depend upon, among other things, our future operations and earnings, capital requirements, general financial condition, contractual restrictions and other factors as the board of directors may deem relevant.

PREFERRED STOCK

     As of [          ], 2002, there was one share of our preferred stock
outstanding Our board of directors has the authority, without further vote or action by the stockholders, to issue from time to time up to 10,000,000 shares of our preferred stock in one or more series, and to fix the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued shares of our undesignated preferred stock, including without limitation dividend rights, if any, voting rights, if any, and liquidation and conversion rights, if any. Our board of directors has the authority to fix the number of shares constituting any series and the designations of those series without any further vote or action by the stockholders. Our board of directors, without stockholder approval, can issue our preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of our common stock. The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of our company, or could delay or prevent a transaction that might otherwise give our stockholders an opportunity to realize a premium over the then prevailing market price of our common stock.

     Our board of directors has authorized the issuance of up to 1,000,000 shares of Series A Participating Preferred Stock, par value $.001 per share, pursuant to a rights plan adopted by our board of directors on June 5, 1997,
which we amended on September 19, 2001. As of [          ], 2002, no shares of
this participating preferred stock were outstanding. A description of the rights plan and the participating preferred stock is set forth under "-- Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws, Rights Plan and Delaware Law" below.

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

     In connection with the business combination with Encal Energy Ltd., a series of our preferred stock, consisting of one share, was designated as special voting preferred stock, having a par value of $.001 and a liquidation preference of $.001. Except as otherwise required by law or our certificate of incorporation, the one share of our special voting preferred stock possesses a number of votes for the election of directors and on all other matters submitted to a vote of Calpine's stockholders equal to the number of outstanding exchangeable shares issued by Calpine's wholly-owned subsidiary from time to time and not owned by us or any entity controlled by us. The holders of our common stock and the holder of the share of our special voting preferred stock will vote together as a single class on all matters on which holders of our common stock are eligible to vote. In the event of our liquidation, dissolution or winding-up, all outstanding exchangeable shares will automatically be exchanged for shares of our common stock, and the holder of our special voting preferred stock will not be entitled to receive any assets available for distribution to our stockholders. The holder of the share of special voting preferred stock will not be entitled to receive dividends. The share of our special voting preferred stock was issued to a Canadian trust company, as trustee under a voting and exchange trust agreement among us, Calpine Canada Holdings Ltd. and the trustee. In the event that the one share of our special voting preferred stock has no votes attached to it because there are no exchangeable shares outstanding not owned by us or an entity controlled by us, the share of our special voting preferred stock will be canceled.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION, BYLAWS, RIGHTS PLAN AND DELAWARE LAW

CERTIFICATE OF INCORPORATION AND BYLAWS

     Our amended and restated certificate of incorporation and bylaws provide that our board of directors is classified into three classes of directors serving staggered, three-year terms. The certificate of incorporation also provides that directors may be removed only by the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote. Any vacancy on the board of directors may be filled only by vote of the majority of directors then in office. Further, the certificate of incorporation provides that some business combinations require the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote, voting together as a single class. The certificate of incorporation also provides that all stockholder actions must be effected at a duly called meeting and not by a consent in writing. Our certificate of incorporation provides that a special meeting of stockholders may be called only by the chairman of our board of directors or by the chairman or secretary upon the written request of a majority of the total number of directors we would have if there were no vacancies on our board of directors. These provisions of the certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of our company. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage some types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

RIGHTS PLAN

     On June 5, 1997, we adopted a stockholders' rights plan to strengthen our ability to protect our stockholders. The rights plan was amended on September 19, 2001. The rights plan is designed to protect against abusive or coercive takeover tactics that are not in the best interests of Calpine or its stockholders. To implement the rights plan, we declared a dividend of one preferred share purchase right for each outstanding share of our common stock held on record as of June 18, 1997, and directed the issuance of one preferred share purchase right with respect to each share of our common stock that shall become outstanding thereafter until the rights become exercisable or they expire as described below. Each right initially represents a contingent right to purchase, under specific circumstances, one one-thousandth of a share, called a "unit," of our Series A Participating Preferred Stock, par value $.001 per share, at a price of $140.00 per unit, subject to adjustment. The rights will become exercisable and trade independently from our common stock upon the public announcement of the acquisition by a person or group of 15% or more of our common stock, or ten days after commencement of a tender or exchange offer that would result in the acquisition of 15% or more of our common stock. Each unit purchased upon exercise of the rights will be entitled to a dividend equal to any dividend declared per share of common stock and will have one vote, voting together with the common stock. In the event of our liquidation, each share of the participating preferred stock will be entitled to any payment made per share of common stock.

     If we are acquired in a merger or other business combination transaction after a person or group has acquired 15% or more of our common stock, each right will entitle its holder to purchase at the right's exercise price a number of the acquiring company's shares of common stock having a market value of twice the right's exercise price. In addition, if a person or group acquires 15% or more of our common stock, each right will entitle its holder, other than the acquiring person or group, to purchase, at the right's exercise price, a number of fractional shares of our participating preferred stock or shares of our common stock having a market value of twice the right's exercise price.

     The rights remain exercisable for up to 90 days following a triggering event, such as a person acquiring 15% or more of our common stock. The rights expire on June 18, 2007, unless redeemed earlier by us. We can redeem the rights at a price of $.01 per right at any time before the rights become exercisable, and thereafter only in limited circumstances.

DELAWARE ANTI-TAKEOVER STATUTE

     Calpine is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which, subject to exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless: (1) prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Section 203 defines the term business combination to include: (1) any merger or consolidation involving the corporation or any of its direct or indirect majority-owned subsidiaries and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation or any of its direct or indirect majority-owned subsidiaries involving the interested stockholder; (3) subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation or any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or that subsidiary to the interested stockholder; (4) any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or that subsidiary beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its direct of indirect majority-owned subsidiaries. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by that entity or person.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of some of the material United States federal income tax consequences of the ownership and disposition of the notes and shares of common stock into which the notes are convertible (the "securities"). Unless otherwise stated, this summary deals only with U.S. holders that hold the notes and any shares of common stock into which the notes are converted as capital assets.

     As used herein, "U.S. holders" are any beneficial owners of the securities, that are, for United States federal income tax purposes, (1) citizens or residents of the United States, (2) corporations created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (3) estates, the income of which is subject to United States federal income taxation regardless of its source, or (4) trusts if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts in existence on August 20, 1996 and treated as a U.S. holder prior to such date may also be treated as U.S. holders. As used herein, "non-U.S. holders" are beneficial owners of the securities, other than partnerships, that are not U.S. holders for United States federal income tax purposes. If a partnership, including for this purpose any entity treated as a partnership for United States federal tax purposes, is a beneficial owner of the securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of owning and disposing of the securities.

     This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors and does not discuss securities held as part of a hedge, straddle, "synthetic security" or other integrated transaction. This summary also does not address the tax consequences to (1) persons that have a functional currency other than the U.S. dollar, (2) some United States expatriates or (3) shareholders, partners or beneficiaries of a holder of the securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the securities. This summary is based on the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis.

     You should consult with your own tax advisor regarding the federal, state, local and foreign income, franchise, personal property and any other tax consequences of the ownership and disposition of the securities.

TAXATION OF U.S. HOLDERS

THE NOTES

     This subsection describes the material United States federal income tax consequences of owning, converting and disposing of the notes. The discussion regarding United States federal income tax laws assumes that transfers of the notes and payments thereon will be made in accordance with the applicable indenture and deposit agreement.

Interest Income

     Payments of interest on the notes generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received (in accordance with the holder's regular method of tax accounting).

Notes Purchased at a Market Discount

     A holder will be considered to have purchased a note at a "market discount" if the holder's adjusted tax basis in the note is less than its stated redemption price at maturity unless such market discount is a de minimis amount (generally up to 1/4 of 1 percent of the stated redemption price on the purchase date multiplied by the number of complete years to maturity remaining as of such date). In general, any partial payment of principal on, or gain recognized on the maturity or disposition of, the note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on the underlying debenture. Alternatively, a holder of a note may elect to include market discount in income currently over the life of the note. Such an election applies to all debt instruments with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

     Market discount accrues on a straight-line basis unless the holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the debt security with respect to which it is made and is irrevocable. A holder of a note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of the Note.

Notes Purchased at a Premium

     A holder will be considered to have purchased a note at a premium if the holder's adjusted tax basis in the note immediately after the purchase is greater than the amount payable at maturity. A holder may elect to treat such premium as "amortizable bond premium," in which case the amount of interest required to be included in the holder's income each year with respect to the interest on the note will be reduced by the amount of the amortizable bond premium allocable (based on the note's yield to maturity) to such year. Any election to amortize bond premium is applicable to all bonds (other than bonds the interest on which is excludible from gross income) held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder, and may not be revoked without the consent of the Internal Revenue Service.

Conversion of Notes into Common Stock

     A U.S. holder will generally not recognize gain or loss upon the conversion of a note into common stock (except with respect to cash received in lieu of a fractional share). A U.S. holder's tax basis in the common stock received on conversion of a note will be the same as the U.S. holder's adjusted tax basis in the note at the time of conversion (exclusive of any tax basis allocable to a fractional share). The holding period for the common stock received on conversion will include the holding period of the converted note. Cash received in lieu of a fractional share upon conversion of a note will be treated as a payment in exchange for the fractional share. Accordingly, if the common stock is a capital asset in the hands of the U.S. holder, the receipt of cash in lieu of a fractional share will generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share and the U.S. holder's tax basis in the fractional share.

Adjustment of Conversion Rate

     If at any time we make a distribution of property to shareholders that would be taxable as a dividend for United States federal income tax purposes (for example, distributions of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for common stock) and, pursuant to the anti-dilution provisions of the indenture, the conversion rate of the notes is increased, such increase may be deemed to be the payment of a taxable dividend to a U.S. holder of the notes to the extent of our current and accumulated earnings and profits. If the conversion rate is increased at our discretion or in other circumstances, such increase also may be deemed to be the payment of a taxable dividend to the U.S. holder.

Repurchase for Common Stock

     A U.S. holder of the notes generally should not recognize gain or loss upon a repurchase of the notes for our common stock pursuant to the repurchase right described in "Description of Notes -- Repurchase Right" and "Description of Notes -- Change in Control," except that ordinary income will be recognized to the extent that a portion of the common stock is determined to constitute a payment in respect of interest on the notes. A U.S. holder's basis in the common stock received on repurchase of a note will be the same as the U.S. holder's tax basis in the note at the time of repurchase (exclusive of any tax basis allocable to a fractional share) and the holding period for the common stock received on conversion will include the holding period of the repurchased note, except that the portion, if any, of common stock received that constitutes payment in respect of interest will have a tax basis equal to its fair market value at the time of the repurchase and a new holding period commencing at the time of the repurchase. Cash received in lieu of a fractional share upon repurchase of a note will be treated as a payment in exchange for the fractional share. Accordingly, if the common stock is a capital asset in the hands of the U.S. holder, the receipt of cash in lieu of a fractional share will generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share and the U.S. holder's tax basis in the fractional share.

Sale, Exchange or Cash Repurchase of Notes

     A U.S. holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, repurchase for cash or other disposition of the note and the holder's adjusted tax basis in such note, except that ordinary income will be recognized to the extent that a portion of the amount realized is attributable to market discount or accrued interest not previously included in income. A holder's adjusted tax basis in the note generally will be the initial purchase price paid therefore. In the case of a holder other than a corporation, preferential tax rates may apply to gain recognized on the sale of a note if such holder's holding period for such note exceeds one year.

     To the extent the selling price is less than the holder's adjusted tax basis, the holder will recognize a capital loss. Subject to limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding Tax

     In general, information reporting requirements will apply to payments of principal and interest on the notes and payments of the proceeds of the sale of the notes, and a backup withholding tax may apply to such payments if the holder fails to comply with identification requirements. Backup withholding is currently imposed at a rate of 30%, which rate is scheduled to be reduced in future years. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

THE COMMON STOCK

Dividends

     The amount of any distribution we make in respect of the common stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed. Generally, distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of our current or accumulated earnings and profits, then as a tax-free return of capital to the extent of a holder's tax basis in the common stock and thereafter as gain from the sale or exchange of such common stock as described below.

     In general, a dividend distribution to a corporate holder will qualify for the 70% dividends-received deduction. The dividends-received deduction is subject to a specific holding period, taxable income, and other limitations.

Sale or Exchange of Common Stock

     Upon the sale or exchange of common stock, a holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon the sale or exchange and (2) such holder's adjusted tax basis in the common stock. In the case of a holder other than a corporation, preferential tax rates may apply to such gain if the holder's holding period for the common stock exceeds one year.

Information Reporting and Backup Withholding Tax

     In general, information reporting requirements will apply to payments of dividends on common stock and payments of the proceeds of the sale of common stock, and a backup withholding tax may apply to such payments if the holder fails to comply with identification requirements. Backup withholding is currently imposed at a rate of 30%, which rate is scheduled to be reduced in future years. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

TAXATION OF NON-U.S. HOLDERS

THE NOTES

     The rules governing United States federal income taxation of a non-U.S. holder of notes are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the notes, including any reporting requirements.

Interest Income

     Generally, interest income of a non-U.S. holder that is not effectively connected with a United States trade or business is subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). However, interest income earned on a note by a non-U.S. holder will qualify for the "portfolio interest" exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the non-U.S. holder and provided that (1) the non-U.S. holder does not actually or constructively own 10% of more of the total combined voting power of all classes of our stock entitled to vote; (2) the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership; (3) the non-U.S. holder is not a bank which acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and (4) either (a) the non-U.S. holder certifies to the payor or the payor's agent, under penalties of perjury, that it is not a United States person and provides its name, address, and other information on a properly executed Internal Revenue Service Form W-8BEN or a suitable substitute form or (b) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the notes in such capacity, certifies to the payor or the payor's agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner, and furnishes the payor or the payor's agent with a copy thereof. The applicable United States Treasury regulations also provide alternative methods for satisfying the certification requirements of clause (4), above. If a non-U.S. holder holds the note through foreign intermediaries or partnerships, such holder and the foreign intermediary or partnership may be required to satisfy certification requirements under applicable United States Treasury regulations.

     Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder generally will be taxed with respect to interest in the same manner as a U.S. holder if the interest is effectively connected with a United States trade or business of the non-U.S. holder. Effectively connected interest income received or accrued by a corporate non-U.S. holder may also, under some circumstances, be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, at a lower tax rate specified by an applicable income tax treaty). Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor or the payor's agent.

Conversion of Notes into Common Stock

     A non-U.S. holder's conversion of a note into common stock will generally not be a taxable event except with respect to cash received in lieu of a fractional share, which will be taxed as described below under "Sale, Exchange or Cash Repurchase of Notes."

Adjustment of Conversion Rate

     Some adjustments in the conversion rate of the notes may be treated as a taxable dividend to a non-U.S. holder. See "Taxation of U.S. Holders -- The Notes -- Adjustment of Conversion Rate" above and "Taxation of Non U.S. Holders -- The Common Stock -- Dividends" below.

Repurchase for Common Stock

     A non-U.S. holder of the notes generally should not recognize gain or loss upon a repurchase of the notes for our common stock, except that ordinary income will be recognized to the extent that a portion of the common stock is determined to constitute a payment in respect of interest on the notes. Such ordinary income will be taxable as described under "Interest Income" above.

Sale, Exchange or Cash Repurchase of Notes

     A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, repurchase for cash or other disposition of a note unless (1) the gain is effectively connected with a United States trade or business of the non-U.S. holder, (2) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either (a) such holder has a "tax home" in the United States or (b) the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States, (3) the non-U.S. holder is subject to tax pursuant to the provisions of the Internal Revenue Code applicable to some United States expatriates, or (4) in the event that we are characterized as a United States real property holding corporation and the non-U.S. holder does not qualify for exemptions (see discussion below under "Foreign Investment in Real Property Tax Act").

Information Reporting and Backup Withholding Tax

     United States backup withholding tax will not apply to payments on the notes to a non-U.S. holder if the statement described in clause (4) of "Interest Income" is duly provided by such holder, provided that the payor does not have actual knowledge that the holder is a United States person. Information reporting requirements may apply with respect to interest payments on the notes, in which event the amount of interest paid and tax withheld (if any) with respect to each non-U.S. holder will be reported annually to the Internal Revenue Service. Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of notes effected outside the United States by a foreign office of a "broker" as defined in applicable Treasury regulations (absent actual knowledge that the payee is a United States person), unless such broker (1) is a United States person as defined in the Internal Revenue Code, (2) is a foreign person that derives 50% or more of its gross income for some periods from the conduct of a trade or business in the United States, (3) is a controlled foreign corporation for United States federal income tax purposes or (4) is a foreign partnership with U.S. connections. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to backup withholding tax and information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the notes provides the statement described in clause (4) of "Interest Income" or otherwise establishes an exemption.

THE COMMON STOCK

     The rules governing United States federal income taxation of a non-U.S. holder of common stock are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the common stock, including any reporting requirements.

Dividends

     Distributions we make with respect to the common stock that are treated as dividends paid, as described above under "U.S. Holders of common stock -- Dividends" to a non-U.S. holder (excluding dividends that are effectively connected with the conduct of a United States trade or business by such holder and are taxable as described below) will be subject to United States federal withholding tax at a 30% rate (or a lower rate provided under an applicable income tax treaty). Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder will be taxed in the same manner as a U.S. holder on dividends paid (or deemed paid) that are effectively connected with the conduct of a United States trade or business by the non-U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Even though such effectively connected dividends are subject to income tax and may be subject to the branch profits tax, they will not be subject to United States federal withholding tax if the holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor or the payor's agent.

     A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy certification and other requirements. If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Sale or Exchange of Common Stock

     A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on the sale or exchange of common stock unless (1) the gain is effectively connected with a United States trade or business of the non-U.S. holder, (2) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either (A) such holder has a "tax home" in the United States or (B) the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States, (3) the non-U.S. holder is subject to tax pursuant to the provisions of the Internal Revenue Code applicable to some United States expatriates or (4) in the event that we are characterized as a United States real property holding corporation and the non-U.S. holder does not qualify for exemptions (see discussion below under "Foreign Investment in Real Property Tax Act").

     If an individual non-U.S. holder falls under clause (1) above, such individual generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder. If an individual non-U.S. holder falls under clause (2) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by United States capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a sale of common stock are urged to consult their tax advisors as to the tax consequences of such sale. If a non-U.S. holder that is a foreign corporation falls under clause (1), it generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder and, in addition, may be subject to the branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding Tax

     United States information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of common stock effected outside the United States by a foreign office of a "broker" as defined in applicable Treasury regulations, unless such broker (1) is a United States person as defined in the Internal Revenue Code, (2) is a foreign person that derives 50% or more of its gross income for some periods from the conduct of a trade or business in the United States, (3) is a controlled foreign corporation for United States federal income tax purposes or (4) is a foreign partnership with U.S. connections. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to backup withholding tax and information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and other conditions are met, or the beneficial owner otherwise establishes an exemption. Dividends on common stock held by a non-U.S. holder will be subject to information reporting and may be subject to backup withholding requirements unless certification requirements are satisfied.

FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT

     Under the Foreign Investment in Real Property Tax Act, any person who acquires a "United States real property interest" (as described below) from a foreign person must deduct and withhold a tax equal to 10% of the amount realized by the foreign transferor. In addition, a foreign person who disposes of a United States real property interest generally is required to recognize gain or loss that is subject to United States federal income tax. A "United States real property interest" generally includes any interest (other than an interest solely as a creditor) in a United States corporation unless it is established under specified procedures that the corporation is not (and was not for the prior five-year period) a "United States real property holding corporation." We believe it is likely that we are a United States real property holding corporation and we can give no assurance that we will not continue to be a United States real property holding corporation in the future. However, so long as our common stock is regularly traded on an established securities market, an exemption should apply to the notes and the common stock except (1) in the case of notes, if the notes are or become regularly traded, with respect to a non-U.S. holder that owns more than 5% of the notes, and (2) otherwise, and in the case of the common stock, with respect to a non-U.S. holder whose beneficial and/or constructive ownership of common stock exceeds 5% of the total fair market value of the common stock.

     Any investor that may approach or exceed the 5% ownership threshold discussed above, either alone or in conjunction with related persons, should consult its own tax advisor concerning the United States tax consequences that may result. A non-U.S. holder who sells or otherwise disposes of a note or common stock may be required to inform its transferee whether such note or common stock constitutes a United States real property interest.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                 LEGAL MATTERS

     The validity of the notes and any shares of common stock issuable upon conversion of the notes offered hereby will be passed upon for us by Covington & Burling, New York, New York.

                              INDEPENDENT AUDITORS

     Our audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said reports. The report of Ernst and Young LLP, independent public accountants, with respect to the audited financial statements of Encal Energy, Ltd., which is incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2001, is included herein in reliance upon the authority of said firm as experts in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses payable by Calpine in connection with resales of the securities being registered. All amounts are estimates subject to future contingencies except the SEC registration statement filing fee.

SEC Registration Statement Filing Fee.......................  $110,400
Legal Fees and Expenses.....................................  $ 50,000
Accounting Fees and Expenses................................  $ 10,000
Printing Fees...............................................  $ 40,000
Miscellaneous...............................................  $  4,600
                                                              --------
  Total.....................................................  $215,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with Delaware Law, the certificate of incorporation of Calpine contains a provision to limit the personal liability of the directors of Calpine for violations of their fiduciary duty. This provision eliminates each director's liability to Calpine or its stockholders for monetary damages except
(1) for any breach of the director's duty of loyalty to Calpine or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Article Ten of the bylaws of Calpine provides for indemnification of the officers and directors of Calpine to the fullest extent permitted by applicable law.

     Calpine has entered into indemnification agreements with its directors and officers. These agreements provide substantially broader indemnity rights than those provided under the Delaware Law and Calpine's bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against Calpine or its directors or officers, but if a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by Calpine, and Calpine would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of Calpine but would be offset by Calpine's obligations to the director or officer under the indemnification agreement. In addition, the directors of Calpine are insured under officers and directors liability insurance policies.

     Reference is made to Section 5 of the registration rights agreement incorporated by reference as Exhibit 4.2 hereto for a description of the indemnification arrangements in connection with the registration of the notes under the Securities Act.

ITEM 16. EXHIBITS

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
      4.1      Amended and Restated Rights Agreement, dated as of September
               19, 2001, between Calpine Corporation and Equiserve Trust
               Company, N.A., as Rights Agent(a)
     *4.2      Registration Rights Agreement, dated December 26, 2001,
               between Calpine Corporation and the Initial Purchaser
      4.3      Indenture between the Company and Wilmington Trust Company, including form of Senior Note(b)
     *4.4      Certificate of Calpine Directors to Trustee under the Trust
               Indenture
     +5.1      Opinion of Covington & Burling
     12.1      Statement Regarding Computation of Ratios(c)
    *23.1      Consent of Arthur Andersen LLP, independent public
               accountants
    *23.2      Consent of Ernst & Young LLP, independent chartered
               accountants
    +23.3      Consent of Covington & Burling (included in opinion filed as exhibit 5.1)
     24.1      Power of Attorney (as set forth on the signature pages of
               this Registration Statement)
    *25.1      Statement of Eligibility of Trustee on Form T-1

---------------
 *  Filed herewith.

 +  To be filed.

(a) Incorporated by reference to our Registration Statement on Form 8-A/A filed with the SEC on September 28, 2001.

(b) Incorporated by reference to our Registration Statement on Form S-3 filed with the SEC on January 17, 2002.

(c) Incorporated by reference to our Annual Report on Form 10-K filed with the SEC on March 29, 2002.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on this fourth day of April, 2002.

                                          CALPINE CORPORATION

                                          By:      /s/ ROBERT D. KELLY
                                            ------------------------------------
                                                      Robert D. Kelly
                                                  Executive Vice President
                                                and Chief Financial Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Calpine Corporation do hereby constitute and appoint Peter Cartwright, Ann B. Curtis and Robert D. Kelly, and each of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable Calpine Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement on Form S-3. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement or amendments or supplements thereto (including registration statements filed pursuant to Rule 462(b)), and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                /s/ PETER CARTWRIGHT                      Chairman, President, Chief      April 4, 2002
-----------------------------------------------------   Executive Officer and Director
                  Peter Cartwright

                  /s/ ANN B. CURTIS                     Executive Vice President, Vice    April 4, 2002
-----------------------------------------------------        Chairman and Director
                    Ann B. Curtis

                 /s/ ROBERT D. KELLY                     Executive Vice President and     April 4, 2002
-----------------------------------------------------       Chief Financial Officer
                   Robert D. Kelly                       (Principal Financial Officer)

              /s/ CHARLES B. CLARK, JR.                    Senior Vice President and      April 4, 2002
-----------------------------------------------------   Corporate Controller (Principal
                Charles B. Clark, Jr.                         Accounting Officer)

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ KENNETH T. DERR                               Director               April 4, 2002
-----------------------------------------------------
                   Kenneth T. Derr

                /s/ JEFFREY E. GARTEN                              Director               April 4, 2002
-----------------------------------------------------
                  Jeffrey E. Garten

                /s/ GERALD GREENWALD                               Director               April 4, 2002
-----------------------------------------------------
                  Gerald Greenwald

                                                                   Director
-----------------------------------------------------
                   Susan C. Schwab

                                                                   Director
-----------------------------------------------------
                 George J. Stathakis

                                                                   Director
-----------------------------------------------------
                   John O. Wilson

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   4.2    Registration Rights Agreement, dated December 26, 2001,
          between Calpine Corporation and the Initial Purchaser
   4.4    Certificate of Calpine Directors to Trustee under the Trust
          Indenture.
  23.1    Consent of Arthur Andersen LLP, independent public
          accountants
  23.2    Consent of Ernst & Young LLP, independent chartered
          accountants
  24.1    Power of Attorney (as set forth on the signature pages of
          this Registration Statement)
  25.1    Statement of Eligibility of Trustee on Form T-1

-------------------------